750 Route 202 South Suite 600 Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

•	Fourth quarter non-GAAP total revenue of $51.2 million increases 44% year-over-year

•	Fourth quarter non-GAAP operating income of $11.5 million increases 41% year-over-year

•	Record customer diversification driven by momentum of our connected device strategy and international efforts

BRIDGEWATER, NJ – February 7, 2011 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leading global provider of on-demand transaction management software platforms, today announced financial results for the fourth quarter and full year of 2010.

“The fourth quarter was highlighted by revenue that was well above our expectations, and it represented a strong finish to a record year for Synchronoss.” said Stephen G. Waldis, President and Chief Executive Officer of Synchronoss.

“The momentum of our international and connected device strategies is robust as we start 2011. We have plans in place to continue broadening our first major ConvergenceNow® deployment in Europe in addition to significantly expanding our relationship with Verizon Wireless, where we are scaling our ConvergenceNow® Plus+™ deployment,” added Waldis. “The connected device market is expected to grow at a rapid pace at the same time the number and type of devices proliferate. We believe that Synchronoss is well positioned to benefit as the connect-synch-activation capabilities of our technology are enabling tier one carriers and connected device OEMs to gain a competitive advantage by providing a unique, world-class customer experience.”

For the fourth quarter of 2010, Synchronoss reported generally accepted accounting principles (“GAAP”) net revenues of $49.2 million, an increase of 38% compared to the fourth quarter of 2009. Gross profit was $25.7 million in the fourth quarter of 2010. Loss from operations, determined in accordance with GAAP, was $3.2 million, including a $7.4 million earn-out charge related to the FusionOne acquisition. The charge was taken to reflect the increased probability of Synchronoss making earn out payments based on the current and expected performance of FusionOne following the acquisition. GAAP net loss was $4.0 million and GAAP loss per share was ($0.09), compared to GAAP diluted earnings per share of $0.14 in the fourth quarter of 2009.

Synchronoss reported non-GAAP net revenues, which adds back the purchase accounting adjustment to FusionOne’s revenues, of $51.2 million, an increase of 44% compared to the fourth quarter of 2009. Non-GAAP gross profit for the fourth quarter of 2010 was $28.9 million, representing a non-GAAP gross margin of 57%. Non-GAAP income from operations was $11.5 million in the fourth quarter of 2010, representing a year-over-year increase of 41% and a non-GAAP operating margin of 22%. Non-GAAP net income, which takes into account adjustments to non-GAAP income from operations, was $7.3 million in the fourth quarter of 2010, leading to non-GAAP diluted earnings per share of $0.21, compared with $0.20 for the fourth quarter of 2009.

Fourth quarter non-GAAP diluted earnings per share was at the high-end of the company’s guidance of $0.20 to $0.21, and included a $0.01 negative impact due to higher shares outstanding following the common stock offering completed during the quarter, which was not anticipated at the time guidance was provided.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Lawrence R. Irving, Chief Financial Officer and Treasurer said, “During 2010, Synchronoss made significant investments to expand the capabilities of our transaction management platform enabling cloud-based services , as well as to build out our global presence. We are in the early stages of realizing the payback on those investments as Synchronoss is currently on-boarding more meaningful programs and customers compared to any time in the history of the company.”

Irving added, “We plan to continue investing in R&D and global expansion during 2011 as we believe Synchronoss is well positioned at the center of three powerful long-term growth drivers – connected devices, cloud computing and e-Commerce. Moreover, we believe there is an opportunity to firmly entrench Synchronoss’ market leadership position as our platforms become increasingly integrated with the back office systems of tier one carriers and OEMs on a global scale. We will continue to target strong profitability margins in 2011 even while we invest in our growth drivers, and we remain confident in the long-term scalability of our business model.”

Other Fourth Quarter and Recent Business Highlights:

•	Business related to AT&T accounted for approximately $27.2 million of revenue, representing 53% of total non-GAAP revenue. Business outside of the AT&T relationship accounted for approximately $24.0 million of non-GAAP revenue, or a record level of 47% of total non-GAAP revenue.

•	Synchronoss sold approximately 4.4 million shares of its common stock in a public offering at a price of $25.40 per share, and received approximately $107 million in net proceeds from the offering.

Full Year 2010 Summary Financial Results

GAAP revenues for the full year 2010 were $166.0 million, an increase of 29% compared to $128.8 million in the prior year. Gross profit was $82.8 million for the full year 2010. Income from operations, determined in accordance with GAAP, was $9.3 million and net income was $3.9 million, leading to full year 2010 GAAP diluted earnings per share of $0.12.

Non-GAAP revenues for the full year 2010 were $170.2 million, an increase of 32% compared to $128.8 million in the prior year. Non-GAAP gross profit for the full year 2010 was $91.2 million, representing a non-GAAP gross margin of 54%. Non-GAAP income from operations was $36.7 million for the full year 2010 and represented a non-GAAP operating margin of 21.6%. Non-GAAP net income was $23.0 million for the full year 2010, leading to non-GAAP diluted earnings per share of $0.70, an increase from $0.57 in the prior year.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Monday, February 7, 2011, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial 866-730-5770 (domestic) or 857-350-1594 (international). The pass code for the call is 35813376. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 35586844. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above adds back the deferred revenue write-down associated with FusionOne acquisition, fair value stock-based compensation expense, acquisition-related costs, restructuring charges, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the leading global provider of on-demand transaction management technology. The company’s ConvergenceNow®, ConvergenceNow® Plus+™ and InterconnectNow™ technology platforms enable communication service providers, cable operators, retailers/e-tailers and OEMs to automate subscriber activation, order management, provisioning and content transfer and synchronization of connected devices, across any network from any distribution channel. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2009 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow and ConvergenceNow Plus+ are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$180,367	$89,924
Marketable securities	1,766	2,558
Accounts receivable, net	34,940	25,939
Prepaid expenses and other assets	8,606	4,069
Deferred tax assets	3,272	1,462

Total current assets	228,951	123,952
Marketable securities	7,502	5,202
Property and equipment, net	32,622	23,735
Goodwill	19,063	6,911
Intangible assets, net	33,231	2,727
Deferred tax assets	16,432	8,992
Other assets	2,598	1,040

Total assets	$340,399	$172,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,013	$5,171
Accrued expenses	12,999	7,350
Deferred revenues	5,143	3,095

Total current liabilities	25,155	15,616
Lease financing obligation — long term	9,205	9,150
Contingent consideration obligation	16,915	—
Other liabilities	1,101	1,329
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and
outstanding at December 31, 2010 and 2009, respectively	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 38,842 and 33,104 shares
issued; 36,842 and 31,104 outstanding at December 31, 2010 and 2009, respectively	4	3
Treasury stock, at cost (2,000 shares at December 31, 2010 and 2009)	(23,713)	(23,713)
Additional paid-in capital	255,656	117,797
Accumulated other comprehensive loss	(182)	(7)
Retained earnings	56,258	52,384

Total stockholders’ equity	288,023	146,464

Total liabilities and stockholders’ equity	$340,399	$172,559

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net revenues	$49,232	$35,601	$165,969	$128,805
Costs and expenses:
Cost of services (2)(4)*	23,579	17,276	83,217	64,455
Research and development (2)(3)(4)(5)	9,248	3,794	26,008	13,153
Selling, general and administrative (2)(3)(4)(5)	10,433	6,432	33,743	23,650
Net change in contingent consideration obligation	6,263	—	4,295	—
Depreciation and amortization	2,945	2,235	9,403	8,499

Total costs and expenses	52,468	29,737	156,666	109,757

(Loss) income from operations	(3,236)	5,864	9,303	19,048
Interest and other income	118	68	1,058	526
Interest expense	(355)	(195)	(1,264)	(741)

(Loss) income before income tax expense	(3,473)	5,737	9,097	18,833
Income tax expense	(481)	(1,231)	(5,223)	(6,536)

Net (loss) income	$(3,954)	$4,506	$3,874	$12,297

Net (loss) income per common share:
Basic (1)	$(0.09)	$0.15	$0.12	$0.40

Diluted (1)	$(0.09)	$0.14	$0.12	$0.39

Weighted-average common shares outstanding:
Basic	34,048	30,925	31,971	30,813

Diluted	34,048	31,358	33,011	31,145

* Cost of services excludes depreciation which is shown separately.
(1) Adjustment to net (loss) income for equity mark-to-market on contingent consideration obligation:
Net (loss) income	$(3,954)	$4,506	$3,874	$12,297
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	864	—	(10)	—

Net (loss) income applicable to shares of common stock for earnings per share	$(3,090)	$4,506	$3,864	$12,297

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,238	$619	$4,057	$2,116
Research and development	619	261	1,950	831
Selling, general and administrative	2,351	1,371	6,965	5,242

Total fair value stock-based compensation expense	$4,208	$2,251	$12,972	$8,189

(3) Amounts includes acquisition-related costs as follows:
Research and development	211	—	211	—
Selling, general and administrative	143	—	2,859	—

Total fair value stock-based compensation expense	$354	$—	$3,070	$—

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$77	$—	$81	$—
Research and development	577	—	606	—
Selling, general and administrative	455	—	477	—

Total fair value earn-out cash compensation expense	$1,109	$—	$1,164	$—

(5) Amounts include restructuring costs as follows:
Research and development	$—	$—	$133	$—
Selling, general and administrative	135	—	337	—

Total restructuring costs	$135	$—	$470	$—

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$49,232	$35,601	$165,969	$128,805
Add: Deferred Revenue Write-Down	1,968	—	4,277	—

Non-GAAP Revenue	$51,200	$35,601	$170,246	$128,805

GAAP (loss) income from operations	$(3,236)	$5,864	$9,303	$19,048
Add: Deferred revenue write-down	1,968	—	4,277	—
Add: Fair value stock-based compensation	4,208	2,251	12,972	8,189
Add: Acquisition-related costs	354	—	3,070	—
Add: Net change in contingent consideration obligation	6,263	—	4,295	—
Add: Restructuring charges	135	—	470	—
Add: Deferred compensation expense — earn-out	1,109	—	1,164	—
Add: Amortization expense	660	—	1,185	—

Non-GAAP income from operations	$11,461	$8,115	$36,736	$27,237

GAAP net (loss) income attributable to common stockholders	$(3,954)	$4,506	$3,874	$12,297
Add: Deferred revenue write-down, net of tax	1,555	—	2,987	—
Add: Fair value stock-based compensation, net of tax	3,625	1,768	9,058	5,347
Add: Acquisition-related costs, net of taxes	460	—	2,144	—
Add: Net change in contingent consideration obligation, net of tax	4,219	—	2,999	—
Add: Restructuring charges, net of tax	120	—	328	—
Add: Deferred compensation expense — earn-out, net of tax	779	—	813	—
Add: Amortization expense, net of tax	502	—	827	—

Non-GAAP net income	$7,306	$6,274	$23,030	$17,644

Diluted non-GAAP net income per share	$0.21	$0.20	$0.70	$0.57

Weighted shares outstanding — Diluted	35,571	31,358	33,011	31,145

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009
Operating activities:
Net income	$3,874	$12,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,403	8,499
Loss on disposal of fixed assets	94	18
Proceeds from insurance claim	(418)	—
Deferred income taxes	69	(884)
Non-cash interest on leased facility	913	674
Stock-based compensation	13,637	8,256
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(8,740)	(643)
Prepaid expenses and other current assets	(1,927)	(585)
Other assets	(1,695)	(409)
Accounts payable and accrued expenses	5,678	1,043
Contingent consideration obligation	4,795	—
Excess tax benefit from the exercise of stock options	(2,361)	(147)
Other liabilities	(228)	(37)
Deferred revenues	(1,352)	1,643

Net cash provided by operating activities	21,742	29,725
Investing activities:
Purchases of fixed assets	(15,423)	(12,089)
Proceeds from the sale of fixed assets	55	30
Proceeds from insurance claim	418	—
Purchases of marketable securities available for sale	(4,723)	(4,103)
Maturity of marketable securities available for sale	3,230	2,893
Business acquired, net of cash	(30,779)	(49)

Net cash used in investing activities	(47,222)	(13,318)
Financing activities:
Proceeds from the exercise of stock options	8,090	1,499
Proceeds from secondary public offering, net of offering costs	106,637	—
Excess tax benefit from the exercise of stock options	2,361	147
Payments on capital obligations	(949)	(332)

Net cash provided by financing activities	116,139	1,314

Effect of exchange rate changes on cash	(216)	—

Net increase in cash and cash equivalents	90,443	17,721
Cash and cash equivalents at beginning of year	89,924	72,203

Cash and cash equivalents at end of period	$180,367	$89,924

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.
Investor:
Tim Dolan, 617-956-6727
investor@synchronoss.com
or
Media:
Stacie Hiras, 908-547-1260
Stacie.hiras@synchronoss.com